EXHIBIT 10(ii)

NOTICE: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

Secured Revolving Convertible Promissory Note

US$10,000,000*                                                                                                                                                   June 29, 2007

(*Maximum Principal Amount)

FOR VALUE RECEIVED, the undersigned, Providence Resources, Inc., a Texas corporation, with offices located at 2610-1066 West Hastings Street, Vancouver, British Columbia V6E 3X2 (the “Maker”), unconditionally promises to pay to the order of Miller Energy, LLC., a Texas limited liability company, with offices at 850 Kaliste Saloom Road, Suite 219, Lafayette, Louisiana 70508 (the “Payee”), the principal sum of ten million U.S. Dollars (U.S. $10,000,000), or so much thereof as may be advanced and outstanding from time to time pursuant to Section 4 of this Secured Revolving Convertible Promissory Note (this “Note”).

1.     Interest. The unpaid principal balance of this Note shall bear interest from the date of this Note until this Note shall have been paid in full at the lower of (i) Ten Percent (10%) per annum, or (ii) the maximum non-usurious rate of interest permissible under applicable law; provided, however, that any amount not paid when due in accordance with the terms of this Note shall bear interest from the date such payment was due until paid at the lower of (i) Fifteen Percent (15%) per annum or (ii) the maximum non-usurious rate of interest permissible under applicable law.

2.     Payment of Principal and Interest. Principal and accrued interest under this Note shall be paid in full by June 29, 2010 (the “Maturity Date”). Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

3.     Currency; Place of Payment. Principal and all accrued interest are payable in lawful money of the United States of America and in immediately available funds, at 850 Kaliste Saloom Road, Suite 219, Lafayette, Louisiana 70508, or at such other address as the Payee may from time to time designate in writing.

4.     Additional Borrowings; Prepayment. Maker may borrow, repay, and reborrow hereunder, and may request in writing for draws against the principal amount of this Note as from time to time required by operations on Maker’s Val Verde Prospect. Payee may, at its sole discretion, provide to Maker the funds so requested by Maker. The Maker reserves the right to prepay without notice all or any part of the unpaid principal balance or outstanding interest of this Note without premium or penalty.

5.     No Set-Off. Payment of principal and interest on this Note shall be made without any deductions whatsoever, including but not limited to any deduction for any set-off, recoupment or counterclaim. Unless the Payee otherwise agrees, all payments on this Note shall be applied first to accrued and unpaid interest and then to unpaid principal.

6.     Right to Convert.

a.

Subject to these provisions, the Payee shall have the right (the “Option”), at any time prior to full payment of this Note, to convert its right to receive the whole or any part of the principal and accrued interest into shares of Maker (the “Shares”), at a conversion price of U.S. $0.15 per Share (the “Conversion Price”). Payee may exercise this right at its sole discretion. Payee may direct that the Shares be registered in the name of any third party. On any occasion on which Payee desires to convert any portion of the principal and accrued interest into Shares, Payee shall deliver a written notice to Maker specifying that portion of principal and accrued interest to be converted.

b.	Subject to these provisions, Maker shall have the right, on the Maturity Date of this Note, to convert the whole or any part of the interest accrued to Payee into Shares at the Conversion Price. Maker may exercise this right at its sole discretion. Maker shall deliver written notice to the Payee specifying that portion of the accrued interest to be converted within five (5) business days of the Maturity Date.

c.	Upon receiving or providing written notice, Maker shall forthwith deliver to Payee certificates for such Shares comprising that portion of the principal and accrued interest specified by Payee or that portion of the accrued interest specified by Maker.

d.	If the Maker, at any time prior to the Maturity Date, (i) pays a stock dividend on its common stock or otherwise makes a distribution on any class of capital stock that is payable in shares of common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

e.	If and whenever at any time prior to the Maturity Date there is a capital reorganization of the Maker or an amalgamation of Maker with or into any other company including by way of a sale whereby all or substantially all of Maker’s undertaking and assets would become the property of any other company, if Payee has not fully exercised its right of conversion prior to the effective date of such reorganization, consolidation, merger, amalgamation or sale (the “Reorganization”), Payee shall be entitled to receive and shall accept, upon exercise of such right at any time on or thereafter, in lieu of the number of Shares to which Payee was entitled upon conversion immediately prior to such Reorganization, the aggregate number of Shares or other securities or property of Maker resulting from the Reorganization that Payee would have been entitled to receive as a result of such Reorganization if, on the effective date thereof, Payee had been the registered holder of the number of Shares to which it was entitled upon conversion immediately prior to such Reorganization.

f.	If any Reorganization occurs, appropriate adjustment shall be made in the application of the provisions of the Option with respect to the rights and interests thereafter of Payee to the end that after such event Payee shall retain rights substantially equivalent to the rights held by it prior to the occurrence of such event and that the provisions set forth for Option shall thereafter be made applicable, as nearly as may reasonably be, in relation to any Shares or other securities or property to which Payee is entitled on the exercise of its right of conversion thereafter. Any such adjustment shall be made by and set forth in a supplement to the Option above approved by the directors of Maker.

g.	The adjustments provided for are cumulative and shall apply to successive changes, Reorganizations or other events resulting in any adjustment under the provisions of the Option.

h.	Maker shall not be required to issue fractional Shares upon the conversion of principal and interest pursuant to the Option. If any fractional interest in Shares would be deliverable upon the conversion of the principal and interest, the Maker shall issue such number of Shares as are determined by rounding any fractional interest to the closest integer.

i.	Maker covenants that it will at all times reserve and keep available out of its authorized capital the total possible number of the Shares, solely for the purpose of issuance upon conversion of the principal and interest as provided, and conditionally allot to Payee, who may exercise their conversion rights hereunder, such number of Shares as shall then be issuable upon the conversion of all the principal and interest. Maker covenants that all Shares which shall be so issued shall be duly and validly issued as fully paid and non-assessable.

7.     Security. Maker hereby grants to Payee a common security interest in all of the following rights, interests, and property ranking equally on a pari pasu basis with like security holders determined on a proportionate pro rata basis (all of the following being herein called the “Collateral”): (a) all seismic data obtained in connection with the 3D Seismic Project Proposal and Agreement dated March 27, 2007 between the Maker and TRNCO Petroleum Corporation which seismic data may not be shared with any third party without the express written consent of Payee (“Assets”), (b) any and all proceeds arising from or attributable to the Assets and, (c) the Val Verde Prospect leases, subject, with Payee’s permission, to Maker having the right to subject the leases to a first mortgage for development funds.

8.     Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions of this Note in such jurisdiction, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.     No Waiver; Cumulative Remedies.

(a)	The Payee shall not, by any act (except by a written instrument executed and delivered in accordance with subparagraph (b) below), delay, indulgence, omission or otherwise be deemed to have waived any right, remedy or other power under this Note or to have acquiesced in any default under this Note. The rights, remedies and powers provided to the Payee under this Note are cumulative, may be exercised singly or concurrently, and are not exclusive of and shall be in addition to all other rights, remedies, or powers provided by applicable law. The Payee may exercise any or all rights, remedies and powers at any time(s) in any order which the Payee chooses in its discretion.

(b)	No waiver, amendment, supplement or other modification of any of the terms or provisions of this Note shall be effective unless set forth in a writing executed and delivered by the party sought to be charged.

10.     Events of Default; Acceleration. An “Event of Default” shall exist under this Note if any one of the following occurs:

(a)	The Maker shall fail to make any payment when due under this Note (including any payment due by reason of acceleration) and such failure shall continue for a period of five days after the Payee shall have given the Maker written notice of such failure.

(b)	Dissolution, liquidation, business failure of the Maker or any guarantor of this Note, appointment of a liquidator or receiver for any of the property of the Maker or any guarantor of this Note, assignment for the benefit of creditors by the Maker or any guarantor of this Note, or the commencement of any case or proceeding under any bankruptcy or insolvency laws by or against the Maker or any guarantor of this Note, or failure of the Maker or any guarantor generally to pay its debts when they become due.

Upon the occurrence and at any time during the continuance of any Event of Default, the Payee, by written notice to the Maker, may declare the entire unpaid principal balance of this Note and all accrued and unpaid interest on this Note to be due and payable immediately, and upon any such declaration the entire unpaid principal balance of this Note and all accrued and unpaid interest on this Note shall become immediately due and payable, without the need for presentment, demand for payment, protest, notice of dishonor or protest or any other notice of any kind, all of which are expressly waived by the Maker.

11.     Collection Expenses. If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through bankruptcy proceedings or other legal proceedings of any kind, the Maker agrees to pay, in addition to all other sums payable under this Note, all costs and expenses of collection and enforcement, including, but not limited to, reasonable attorneys’ fees.

12.     Usury. It is the intent of the Payee in accepting this Note and the Maker in the execution of this Note to contract in strict compliance with applicable usury law. In furtherance of that intent, the Payee, by accepting this Note, and the Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other agreement by the Maker in favor of the Payee, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest, at a rate in excess of the maximum non-usurious interest rate permitted to be charged by applicable law.

Neither the Maker nor any guarantors, endorsers or other parties now or in the future becoming liable for payment of this Note shall be required to pay interest on the Note, or on any other agreement by the Maker in favor of the Payee, at a rate in excess of the maximum non-usurious interest that may lawfully be charged under applicable law, and the provisions of this Item 12 shall control over all other provisions of this Note or any other agreement which may be in apparent conflict with this Item 12.

The Payee, by its acceptance of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the Payee shall collect monies and/or any other thing of value deemed to constitute interest that would increase the effective interest rate on this Note to a rate in excess of the maximum non-usurious rate of interest permitted to be charged by applicable law (whether as a result of acceleration of this Note, pre-payment, or otherwise), an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the Payee, be either immediately returned to the Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.

By execution of this Note, the Maker acknowledges that it believes the indebtedness evidenced by this Note (and interest on such indebtedness) to be non-usurious and agrees that if, at any time, the Maker should have reason to believe the same is in fact usurious, it will give the Payee notice of such condition and the Maker agrees that the Payee shall have 90 days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists.

The term “applicable law” as used in this Item 12 shall mean the internal laws of the State of Texas or the laws of the United States, whichever laws provide for the lowest maximum non-usurious rate of interest applicable to indebtedness similar to that represented by this Note, as such laws now exist or may be changed or amended or come into effect in the future.

13.     Certain Waivers. The Maker and any guarantor, endorser or other surety with respect to this Note (collectively, the “Obligors”) and each of them (i) waive(s) presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or the Collateral; (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or the debt evidenced by this Note, any waivers of any term of this Note, any subordination of the debt evidenced by this Note, or the Collateral, any impairment of the Collateral, and any failure to act by the Payee or any other forbearance or indulgence shown by the Payee, from time to time and in one or more instances (without notice to or assent from any of the Obligors) and agree(s) that none of the foregoing shall release, discharge or otherwise impair any of their liabilities; (iii) agree(s) that the full or partial release or discharge of any Obligor shall not release, discharge or otherwise impair the liabilities of any other Obligor(s); and (iv) waive(s) any defenses based on surety-ship or impairment of the Collateral.

14.     Assignment. The Payee shall have the right to assign any portion of the Maximum Principal Amount to a third party in agreement with the terms and conditions of this Note.

15.     Governing Law THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, U.S.A., WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date set forth above.

Maker:

                             Providence Resources, Inc.

                                                                                             By: /s/ Nora Coccaro

                                                                                             Nora Coccaro, Chief Executive Officer